                           MILLENNIUM CHEMICALS INC.
                            LONG TERM INCENTIVE PLAN







                              Amended and Restated
                                January 26, 2001

                                TABLE OF CONTENTS

                                                                           Page
 Article 1          PURPOSE..................................................1

 Article 2          DEFINITIONS..............................................1

         2.1      "Account"..................................................1

         2.2      "Adjustment Event".........................................1

         2.3      "Affiliate"................................................1

         2.4      "Annual Plan"..............................................1

         2.5      "Award"....................................................1

         2.6      "Award Year"...............................................1

         2.7      "Board of Directors".......................................1

         2.8      "Cause"....................................................1

         2.9      "Change in Control"........................................2

         2.10     "Code".....................................................4

         2.11     "Committee"................................................4

         2.12     "Common Stock".............................................4

         2.13     "Company"..................................................4

         2.14     "Deferred Amount"..........................................4

         2.15     "Dividend Date"............................................4

         2.16     "Dividend Reinvestment Return".............................4

         2.17     "Employer".................................................4

         2.18     "ERISA"....................................................4

         2.19     "EVA"......................................................4

         2.20     "Fair Market Value"........................................4

         2.21     "Good Reason"..............................................4

         2.22     "1934 Act".................................................5

         2.23     "Performance Award Date"...................................5

         2.24     "Performance Cycle"........................................5

         2.25     "Performance Goal".........................................5

         2.26     "Plan".....................................................6

         2.27     "Plan Year"................................................6

                               TABLE OF CONTENTS
                                  (continued)


                                                                           Page
         2.28     "Restricted Stock".........................................6

         2.29     "Target Award".............................................6

         2.30     "Total and permanent disability"...........................6

         2.31     "Trustee"..................................................6

         2.32     "Vesting Date".............................................6

 Article 3           ELIGIBILITY AND PARTICIPATION...........................6

 Article 4           AWARD...................................................7

         4.1      Target Award...............................................7

         4.2      Performance Goals..........................................7

         4.3      Establishment of Requirements..............................7

         4.4      Committee Certification....................................7

         4.5      Award......................................................7

         4.6      General Requirement of Employment at Year End..............7

 Article 5          ACCOUNT..................................................8

         5.1      Establishment of Account...................................8

         5.2      Allocation of Award........................................8

         5.3      Dividends..................................................8

         5.4      Forfeited Shares...........................................9

 Article 6           VESTING.................................................9

         6.1      Vesting....................................................9

         6.2      Termination of Employment..................................9

 Article 7           DISTRIBUTION...........................................10

         7.1      Distribution..............................................10

         7.2      Certain Former Participants...............................10

 Article 8           CHANGE IN CONTROL......................................10

 Article 9           MANDATORY DEFERRALS....................................10

 Article 10          ADJUSTMENTS............................................11

 Article 11          ADMINISTRATION.........................................11

                               TABLE OF CONTENTS
                                  (continued)


                                                                           Page

         11.1     Responsibility............................................11

         11.2     Delegation of Authority...................................11

         11.3     Determinations and Interpretations by the Committee.......11

 Article 12          CLAIMS.................................................11

         12.1     Claims Procedure..........................................11

         12.2     Claims Review Procedure...................................12

 Article 13          GENERAL PROVISIONS.....................................12

         13.1     Withholding Taxes.........................................12

         13.2     Assignability and Transferability.........................12

         13.3     Funding...................................................13

         13.4     No Right, Title, or Interest in Company Assets............13

         13.5     No Right to Continued Employment..........................13

         13.6     Governing Law.............................................14

 Article 14          AMENDMENT AND TERMINATION..............................14

         14.1     Right to Amend, Suspend or Terminate......................14

         14.2     Termination...............................................14

         14.3     No Impairment.............................................14

                            MILLENNIUM CHEMICALS INC.
                            LONG TERM INCENTIVE PLAN


                                    ARTICLE 1
                                     PURPOSE

          The purpose of this Millennium Chemicals Inc. Long Term Incentive Plan (the "Plan") is to attract, retain and motivate certain key employees of Millennium Chemicals Inc. (together with its successors, the "Company") and its subsidiaries in order to increase the profitability of the Company and its affiliates. The Plan shall be effective as of January 1, 1998 and shall continue unless terminated by the Company.

                                    ARTICLE 2
                                   DEFINITIONS

          In addition to the terms specifically defined elsewhere in the Plan, the following terms shall have the respective meanings indicated (unless the context indicates otherwise):

     2.1 "Account" means the bookkeeping account established under Section 5.1.

     2.2 "Adjustment Event" has the meaning set forth in Article 10.

     2.3 "Affiliate" means any corporation, partnership, limited liability company or other business entity in respect of which the Company owns, directly or indirectly, the outstanding securities or other ownership interests representing fifty percent (50%) or more of the combined voting power, equity or capital interests of such entity.

     2.4 "Annual Plan" means the Millennium Chemicals Inc. Annual Performance Incentive Plan, the Millennium Chemicals Inc. Omnibus Incentive Compensation Plan or any successor plan pursuant to which annual incentive bonus awards are granted generally to key executives of the Company and its subsidiaries.

     2.5 "Award" means the amount allocated to a participant's Account pursuant to Section 4.5.

     2.6 "Award Year" means the Plan Year with respect to which an Award is allocated to a participant's Account.

     2.7 "Board of Directors" means the Board of Directors of the Company.

     2.8 "Cause" means, with respect to a participant's termination of employment with the Employer:

          (a) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment, or where there is an employment agreement, change in control agreement or similar agreement in effect immediately prior to such termination of employment but such agreement either does not define cause (or words of like import) or a cause termination would not be permitted under such agreement at that time because other conditions were not satisfied, termination due to a participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Employer; or

          (b) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment that defines cause (or words of like import) and a cause termination would be permitted under such agreement at that time, termination that is or would be deemed to be for cause (or words of like import) as defined under such agreement; provided, that with regard to any agreement that conditions cause on occurrence of a change in control, such definition shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.

     2.9 "Change in Control" means the first of any of the following to occur with respect to the Company:

          (a) any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

               1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

          (c) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. "Subsidiary" has the meaning set forth in
               Section 424(f)of the Code, as amended or superseded, and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP ("Equistar") and the contribution of assets by Millennium Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.

     2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.11 "Committee" means the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as (a) a "non-employee director" within the meaning of Rule 16b-3(b)(3) (or any rule which amends or supersedes such rule) under the 1934 Act and (b) an "outside director" within the meaning of Section 162(m) of the Code.

     2.12 "Common Stock" means the common stock, $.01 par value, of the Company, subject to adjustment as provided in Article 10.

     2.13 "Company" has the meaning set forth in Article 1.

     2.14 "Deferred Amount" has the meaning set forth in Article 9.

     2.15 "Dividend Date" has the meaning set forth in Section 5.3.

     2.16 "Dividend Reinvestment Return" means the amount which is credited to each participant's Account pursuant to Section 5.3 to reflect dividends declared by the Company on its Common Stock.

     2.17 "Employer" means the Company, Millennium America Holdings Inc., Millennium Inorganic Chemicals Inc., Millennium Petrochemicals Inc., Millennium Specialty Chemicals Inc. and any other Affiliate authorized by the Board of Directors to participate in the Plan, and any successor thereto.

     2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.19 "EVA"'r', with respect to any Plan Year, means the positive or negative value determined by net operating profits after taxes over charge for capital, or any other financial measure as determined by the Committee in its sole discretion. (EVA'r' is a registered trademark of Stern Stewart & Co.)

     2.20 "Fair Market Value" means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the closing price reported for a share of Common Stock on the applicable date (a) as reported by the principal national securities exchange in the United States on which it is then traded, or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers.

     2.21 "Good Reason" means, with respect to a participant's termination of employment with the Employer:

          (a) in the case where there is no employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment, or where there is an employment agreement, change in control agreement or similar agreement in effect immediately prior to such termination of employment but such agreement either does not define good reason (or words of like import) or a good reason termination would not be permitted under such agreement at that time because other conditions were not satisfied, a voluntary termination due to a reduction by the Employer in the participant's base salary or "Individual Target Award" as defined in the Annual Plan (without the participant's written consent), other than a reduction which is part of a general cost reduction program affecting similarly situated employees of the Employer and which does not exceed twenty percent (20%) of the participant's base salary in the aggregate; or

          (b) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Employer and the participant immediately prior to such termination of employment that defines good reason (or words of like import) and a good reason termination would be permitted under such agreement at that time, termination that is or would be deemed to be for good reason (or words of like import) as defined under such agreement; provided, that with regard to any agreement that conditions cause on occurrence of a change in control, such definition shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.

     2.22 "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

     2.23 "Performance Award Date" has the meaning set forth in Section 5.2.

     2.24 "Performance Cycle" means the period of three (3) consecutive Plan Years ending on the last day of the Plan Year that occurs in the second Plan Year following the end of the Award Year.

     2.25 "Performance Goal" means the objective performance goal, formula or standard in respect of a Plan Year established by the Committee pursuant to the Annual Plan, which may incorporate (to the extent permitted under Section 162(m) of the Code) provisions for disregarding or adjusting for changes in accounting methods, corporate transactions (including but not limited to dispositions and acquisitions) and other similar types of events or circumstances, and which shall be based on one or more of the following criteria applicable to the Company, any of its Affiliates, and any of their respective business units: (i) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits; (ii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iii) the achievement of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (iv) the attainment of a specified percentage increase in earnings per share; (v) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income or earnings before income tax; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Common Stock of the Company; and (x) the growth in the value of an investment in the Common Stock of the Company assuming the reinvestment of dividends.

     2.26 "Plan" has the meaning set forth in Article 1.

     2.27 "Plan Year" means the calendar year.

     2.28 "Restricted Stock" has the meaning specified in the Millennium Chemicals Inc. Long Term Stock Incentive Plan, as amended from time to time.

     2.29 "Target Award" means the targeted performance award for each participant or class of participants in respect of a Plan Year established by the Committee pursuant to Sections 4.1 and 4.3

     2.30 "Total and permanent disability", with respect to a participant, has the same meaning that such term (or similar term) has under the Employer's long term disability plan applicable to such participant.

     2.31 "Trustee" means the corporate trustee appointed from time to time by the Company to administer the Millennium America Holdings, Inc. LTIP Trust established in connection with the Plan.

     2.32 "Vesting Date" has the meaning set forth in Section 6.1.

                                   ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

          Participation in the Plan in respect of each Plan Year shall be determined by the Committee in its sole discretion. The Committee may delegate the authority to determine participation in the Plan as specified in Section
11.2 hereof. Eligibility for participation in the Plan typically shall be limited to any individual who is employed by an Employer with the title of "director" and above (salary bands 6 and 7) and who has not received any awards of Restricted Stock under the Millennium Chemicals Inc. Long Term Stock Incentive Plan. The adoption of the Plan shall not be deemed to give any person a right to participate herein.

                                    ARTICLE 4
                                      AWARD

     4.1 Target Award. With respect to each Plan Year, the Committee shall establish in writing the Target Award for each participant or class of participants. Such Target Award shall be equal to fifty percent (50%) of the "Individual Target Award" as defined in the Annual Plan.

     4.2 Performance Goals. With respect to each Plan Year, the Committee shall establish in writing the Performance Goal for each participant or class of participants. The Committee shall prescribe a formula to determine the percentage (which may be no greater than 100%) of the Target Award to be allocated based upon the degree of attainment of the Performance Goals with respect to such Plan Year. The Committee shall specify the minimum Performance Goals which shall be attained before any Award may be allocated with respect to such Plan Year.

     4.3 Establishment of Requirements. With respect to each Plan Year, the Committee's establishment of the Target Award for each participant or class of participants, the Performance Goals, and the formula to determine the percentage of the Award to be allocated based upon the degree of attainment of the Performance Goals shall be made no later than March 31 of such Plan Year (or such later date as permitted by the Committee) and, after such establishment, the Committee shall not increase the amount of Award payable under this Article 4 that would otherwise be due upon the attainment of the Performance Goals for such Plan Year.

     4.4 Committee Certification. As soon as administratively practicable following the end of each Plan Year, the Committee shall determine in its sole discretion whether the minimum Performance Goals in respect of each participant or class of participants have been attained and, if so attained, shall certify the degree of such attainment in writing.

     4.5 Award. The Award allocated to a participant's Account in respect of a Plan Year shall be equal to a percentage (up to 100%) of such participant's Target Award based upon the degree of attainment of the Performance Goals, as certified by the Committee in writing. No Award shall be allocated to a participant's Account with respect to any Plan Year unless the minimum Performance Goal for such participant or class of participants is attained for such Plan Year.

     4.6 General Requirement of Employment at Year End. No Award may be allocated to a participant's Account if such participant is not an active employee of an Employer at the end of the Plan Year; provided, however, that the Committee, in its sole discretion, may allocate Awards to participants for a Plan Year in circumstances that the Committee deems appropriate including but not limited to a participant's death, total and permanent disability, retirement or other termination of employment during such Plan Year.

                                    ARTICLE 5
                                     ACCOUNT

     5.1 Establishment of Account. The Company shall maintain, on behalf of each participant, an Account to which is allocated all Awards and from which is debited all distributions of Awards and all forfeitures under the Plan.

     5.2 Allocation of Award. The allocation of a participant's Award in respect of an Award Year shall be credited in the form of Common Stock to such participant's Account in the Plan Year following the end of the Award Year. Such crediting shall be made as soon as reasonably practicable following the date upon which annual incentive bonus awards generally are paid to executives under the Annual Plan (or, if bonuses are earned or paid in such year, the date that bonuses would have been paid if bonuses were earned) (the "Performance Award Date"), with the number of shares of Common Stock allocated thereto (rounded down to the nearest whole share) determined by dividing (a) the participant's Award in respect of such Award Year by (b) (i) for Awards granted in respect of the 2001 Awards Year and all subsequent Award Years, the average of the Fair Market Value of Common Stock during the first ten (10) trading days of such Award Year, and (ii) for Awards granted in respect of the 1998, 1999 or 2000 Award Year, (y) the average the average of the price paid by the Trustee to purchase shares of Common Stock with respect to all Awards granted in respect of such Award Year and (z) to the extent that any portion of such Award has not been credited in the form of Common Stock through the purchase of such shares by the Trustee by the fifteenth (15th) business day of the month following the month in which the Performance Award Date occurred for such awards (or such lesser period as may be specified by the Committee) as determined on a pro rata basis with respect to all Awards for such Award Year, the average of the Fair Market Value of Common Stock over the thirty-day period following the Performance Award Date (or such lesser period as may be specified by the Committee). In addition, if any foreign tax credit is associated with any dividend credited to any participant's Account, then, subject to applicable tax rules, that participant shall be entitled to such foreign tax credit when and to the extent the related Award and Dividend Reinvestment Return vest and are distributed to the participant, but only to the extent that dividends are actually paid and the foreign tax credit is actually credited to the shares held in the Trust established in connection with this Plan and thereafter distributed to the participant. In the event of any dispute relating to any such foreign tax credit, the Committee shall have the sole discretion to determine all matters relating thereto, including the allocation of any such foreign tax credit.

     5.3 Dividends. Whenever the Company shall declare a dividend on its Common Stock, each participant's Account shall be credited with a Dividend Reinvestment Return. Such crediting shall be made as soon as reasonably practicable following the payment date upon which such dividend otherwise would have been payable (the "Dividend Date"),

          (a) The Dividend Reinvestment Return on all Awards allocated in respect of the 2001 Award Year and all subsequent Award Years shall be credited in case based on the amount of cash that would have been paid (or, to the extent any dividend is not paid in cash, the fair market value thereof) to the participant on the total number of shares allocated to such participant's Account in respect to such Award Years on the relevant Dividend Date.

          (b) The Dividend Reinvestment Return on all Awards allocated in respect of the year 1998, 1999 and 2000 Award Years shall be credited in the form of Common Stock,

with the number of shares of Common Stock allocated thereto (rounded down to the nearest whole share) determined by dividing (i) the amount that would have been paid (or the fair market value thereof, if the dividend is not paid in cash) to the participant on the total number of shares of Common Stock credited to such participant's Account on the Dividend Date by (ii) (y) the average of the price paid by the Trustee to purchase shares of Common Stock with respect to all Dividend Reinvestment Returns for such Dividend Date and (z) to the extent that any portion of such Dividend Reinvestment Return has not been credited in the form of Common Stock through the purchase of such shares by the Trustee by the fifteenth (15) business day of the month following the month in which the Dividend Date occurred (or such lesser period as may be specified by the Committee) as determined on a pro rata basis with respect to all Dividend Reinvestment Returns for such Dividend Date, the average of the Fair Market Value of Common Stock over the thirty-day period following the Dividend Date (or such lesser period as may be specified by the Committee).

     5.4 Forfeited Shares. The Committee may, in its sole discretion, use shares of Common Stock forfeited pursuant to Sections 6.2 and to credit all or a portion of any Award and/or Dividend Reinvestment Return pursuant to Sections 5.2 and 5.3. In such case, the price of such forfeited shares shall be deemed the average of the Fair Market Value of Common Stock over the thirty-day period following the Performance Award Date or Dividend Date, as applicable.

                                    ARTICLE 6
                                     VESTING

     6.1 Vesting. A participant shall fully vest in his or her Award and all Dividend Reinvestment Returns thereon allocated in respect of an Award Year on the last day of Performance Cycle with respect to such Award Year (the "Vesting Date").

     6.2 Termination of Employment. A participant's Award in respect of an Award Year and any Dividend Reinvestment Return in respect thereto shall be forfeited by a participant in the event of such participant's termination of employment with respect to all Employers after the end of the Award Year and prior to the Vesting Date with respect to such Award; provided, however, that a participant whose employment is terminated after the end of the Award Year and prior to the Vesting Date with respect to such Award (a) as a result of such participant's death or total and permanent disability, (b) on or after attaining age 50 with at least 15 years of service or age 55 with at least 10 years of service with one or more Employers and their Affiliates (or such other age and/or service requirement as the Committee in its sole discretion determines),
(c) by the Employer other than for Cause, except as provided in Section 13.2(b), or (d) by such participant for Good Reason, shall continue to participate in the Plan subject to its terms.

                                    ARTICLE 7
                                  DISTRIBUTION

     7.1 Distribution. Any distribution under the Plan in respect of a Performance Cycle during which an Award vests shall be made in the Plan Year following the Vesting Date. Such distribution shall be made in shares of Common Stock attributable to such Award and cash, if applicable, as soon as reasonably practicable following the Performance Award Date in such Plan Year.

     7.2 Certain Former Participants. For purposes of the Plan, the term "participant" shall include an individual (a) with respect to whom any Award has been allocated but not yet vested or forfeited or (b) whose employment was terminated with respect to all Employers after the end of the Award Year and prior to the Vesting Date with respect to such Award (i) as a result of such individual's death or total and permanent disability, (ii) on or after attaining age 50 with at least 15 years of service or age 55 with at least 10 years of service with one or more Employers and their Affiliates (or such other age and/or service requirement as the Committee in its sole discretion determines),
(iii) by the Employer other than for Cause, except as provided in Section 13.2(b), or (iv) by such individual for Good Reason.

                                    ARTICLE 8
                                CHANGE IN CONTROL

       In the event of a Change in Control of the Company, (a) the Target Award with respect to the Plan Year in which the Change in Control of the Company occurs shall immediately be allocated to the participant's account, (b) all Awards allocated to a participant's Account shall immediately vest, and (c) all such Awards shall be distributed, together with all Dividend Reinvestment Returns thereon, either in shares of Common Stock or cash, as determined in the Committee's sole discretion, to the participant as soon as practicable after a Change in Control of the Company.

                                    ARTICLE 9
                               MANDATORY DEFERRALS

          Notwithstanding and subject to Article 8, the Committee may require a participant to defer all or a portion of any payment from his or her Account in any case where the Company anticipates that such payment or portion thereof would be nondeductible pursuant to Sections 162(m) of the Code (the "Deferred Amount"). In such case, interest shall accrue on the Deferred Amount from February 15 of the Plan Year in which it otherwise became due until the date of payment at an annual rate equal to the base commercial lending rate announced by Chase Manhattan Bank in effect from time to time during the period of such deferral.


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                                   ARTICLE 10
                                   ADJUSTMENTS

          Subject to Article 8, in the event there is any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or cash dividends to stockholders of the Company (an "Adjustment Event"), the number of shares of Common Stock credited to a participant's Account shall be appropriately adjusted (rounded down to the nearest whole share) by the Committee in its sole judgment so as to give appropriate effect to such Adjustment Event such that the participant's Account reflects the same equity percentage in the Company after such Adjustment Event as was the case before such Adjustment Event.

                                   ARTICLE 11
                                 ADMINISTRATION

     11.1 Responsibility. The Committee shall be the administrator of the Plan. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms and shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.

     11.2 Delegation of Authority. The Committee may delegate in writing to one or more of its members, or to one or more agents, such administrative duties and powers, including any duty or power under Articles 3 through 7, as it may deem advisable. In addition, the Committee or any such delegate may employ one or more persons to render advice with respect to any responsibility the Committee or such delegate may have under the Plan. The Committee or any such delegate may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Notwithstanding the foregoing, the Committee may not delegate any duties if such delegation would be in contravention of Rule 16b-3 or other applicable rules under Section 16(b) of the 1934 Act.

     11.3 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee in good faith shall be binding and conclusive on all Participants and their heirs, successors and legal representatives.

                                   ARTICLE 12
                                     CLAIMS

     12.1 Claims Procedure. If any participant or his or her designated beneficiary has a claim for amounts which are not being paid, such claimant may file with the Committee a written claim, in such form as is provided or approved by the Committee, setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Committee shall notify each claimant of its decision in writing by


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


registered or certified mail within ninety (90) days after its receipt of a claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty (180) days after the date on which the claim was filed). If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

     12.2 Claims Review Procedure. A claimant whose claim has been denied or such claimant's duly authorized representative may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the provisions of the Plan on which the decision is based. The decision of the Committee shall be final and binding on all parties.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 Withholding Taxes. By participation in the Plan, each participant shall be deemed to (a) agree to reimburse the Employer for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted by such entity in respect of the payment of any amounts hereunder, and (b) authorize the Employer to withhold the amount from any Award paid or payable to the participant or on the participant's behalf, to sell sufficient shares of Common Stock attributable to such Award at such price(s) and on such terms as the Committee in its sole discretion may determine, and to repurchase shares at Fair Market Value of Common Stock, an amount sufficient to discharge such taxes and which otherwise has not been reimbursed by the participant, in respect of the payment of any amounts hereunder.

     13.2 Assignability and Transferability.

          (a) No interest in the Plan shall be assignable or transferable by a participant other than by will or the laws of descent and distribution. Any purported assignment or transfer of an interest in the Plan to a creditor of a participant shall be null and void, and such interest may be forfeited at the discretion of the Committee.

          (b) The Company may assign its obligations under the Plan with respect to participants whose employment is terminated and who are employed by a successor entity, provided that such successor


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               entity agrees to assume such obligations with respect to such participants.

     13.3 Funding.

          (a) The Company shall make no provision for the funding of any Accounts payable under the Plan that would cause the Plan to be a funded plan for purposes of Section 404(a)(5) of the Code or Title I of ERISA, or would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations'SS'. 1.83-3(e). Except following a Change in Control, the Company shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under the Plan. Subject to the preceding sentence, the Company, in its sole discretion, may establish one or more grantor trusts described in subpart E, part I, subchapter J, chapter 1, subtitle A of the Code to accumulate shares of Common Stock or other amounts to pay amounts under the Plan, provided that the assets of such trusts shall be required to be used to satisfy the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency.

          (b) In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments under the Accounts, such reserve shall not under any circumstances be deemed any asset of the Plan but, at all times, shall remain a part of the general assets of the Company subject to the claims of the Company's general creditors.

     13.4 No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, including any grantor trust described in
Section 13.3(a). The Plan is not intended to be subject to ERISA.

     13.5 No Right to Continued Employment. The participant's rights, if any, to continue in the employ of the Employer shall not be enlarged or otherwise affected by his or her participation in the Plan, and the Employer reserves the right to terminate the employment of any participant at any time, subject to any limitations or procedures as may be set forth in a separate employment or retention agreement between the Employer and such participant.


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


     13.6 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law.

                                   ARTICLE 14
                            AMENDMENT AND TERMINATION

     14.1 Right to Amend, Suspend or Terminate. The Board of Directors may amend, suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Article 14 shall impair any rights or benefits which theretofore vested hereunder without the written consent of the affected participants.

     14.2 Termination. Upon a termination of the Plan, the Committee may, but is not required to, pay out the Target Awards or unvested Awards allocated to a participant's Account, either in whole or in part, under the Plan.

     14.3 No Impairment. The following events shall not constitute an impairment of any rights or benefits under the Plan: (a) any forfeiture of unvested Awards allocated to a participant's Account upon an amendment, suspension or termination of the Plan or (b) any amendment of the term "Change in Control," provided that such amendment shall not be effective for at least six (6) months following its adoption.



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